                                                                    EXHIBIT 99.3

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM 11K

                   ANNUAL REPORT PURSUANT TO SECTION 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                    For the fiscal year ended June 30, 1997

     A. Full title of plan and the address of the plan, if different from that of the issuer:
THE STANDARD PRODUCTS COMPANY COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN (LEXINGTON DIVISION) UAW LOCAL 1681 LEXINGTON, KY


     B. Name of issuer of securities held pursuant to the plan and the address of its principal executive office:

                         THE STANDARD PRODUCTS COMPANY
                2401 SOUTH GULLEY ROAD, DEARBORN, MICHIGAN 48124


                              REQUIRED INFORMATION

     Financial Statements:

     Report of Independent Public Accountants

     Statement of Net Assets Available for Plan Benefits
     --As of June 30, 1997
     --As of June 30, 1996

     Statement of Changes in Net Assets Available for Plan Benefits for the Year Ended June 30, 1997

     Notes to Financial Statements

     I   - Schedule of Assets Held for Investment Purposes as of June 30, 1997

     II  - Schedule of Reportable Transactions for the Year Ended June 30, 1997

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the members of The Standard Products Company Collectively Bargained Savings and Retirement Plan (Lexington Division) UAW Local 1681 Lexington, KY Committee, as administrator of The Standard Products Company Collectively Bargained Savings and Retirement Plan (Lexington Division) UAW Local 1681 Lexington, KY, have duly caused this annual report to be signed by the undersigned thereunto duly authorized.


                                       The Standard Products Company
                                       Collectively Bargained Savings and
                                       Retirement Plan (Lexington Division)
                                       UAW Local 1681 Lexington, KY


Date:  December 22, 1997               By:   /s/ Bernard J. Theisen
                                           ----------------------------
                                            Committee Member

                          THE STANDARD PRODUCTS COMPANY

               COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN

                (LEXINGTON DIVISION) UAW LOCAL 1681 LEXINGTON, KY


                          INDEX TO FINANCIAL STATEMENTS



Report of Independent Public Accountants


Financial Statements-

  Statement of Net Assets Available for Plan Benefits as of June 30, 1997

  Statement of Net Assets Available for Plan Benefits as of June 30, 1996

  Statement of Changes in Net Assets Available for Plan Benefits for the Year
    Ended June 30, 1997


Notes to Financial Statements


Schedule I - Item 27a - Schedule of Assets Held for Investment Purposes as of June 30, 1997

Schedule II - Item 27d - Schedule of Reportable Transactions for the Year Ended June 30, 1997

                    Report of Independent Public Accountants




To The Standard Products Company:

We have audited the accompanying statements of net assets available for plan benefits of THE STANDARD PRODUCTS COMPANY COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN (LEXINGTON DIVISION) UAW LOCAL 1681 LEXINGTON, KY (the Plan) as of June 30, 1997 and 1996, and the related statement of changes in net assets available for plan benefits for the year ended June 30, 1997. These financial statements and the schedules referred to below are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan as of June 30, 1997 and June 30, 1996, and the changes in net assets available for plan benefits for the year ended June 30, 1997 in conformity with general accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                                         /s/ Arthur Andersen LLP





Detroit, Michigan
  December 8, 1997.

                          THE STANDARD PRODUCTS COMPANY

               COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN

                (LEXINGTON DIVISION) UAW LOCAL 1681 LEXINGTON, KY

               STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

                               AS OF JUNE 30, 1997




                                                                   Participant Directed
                                           -----------------------------------------------------------
                                            Common                    Short                 Investment
                                            Stock       Equity        Term      Balanced     Contract
                                            Fund         Fund         Fund        Fund         Fund
                                           -------     --------     --------    ---------   ----------
INVESTMENTS, at fair value (Note 2):
  The Standard Products Company
    Common Share Fund                      $57,470     $     --     $    --     $     --     $     --
  Vanguard Windsor II                           --      180,641          --           --           --
  Vanguard Money Market Reserves -
    Prime Portfolio                             --           --      50,774           --           --
  Vanguard STAR Fund                            --           --          --      132,819           --
  Vanguard Retirement Savings Trust             --           --          --           --      318,715
                                           -------     --------     -------     --------     --------
               Total investments            57,470      180,641      50,774      132,819      318,715

RECEIVABLES:
  Employer's contributions                      --           --          --           --           --
  Employees' contributions                     501        1,009         232          466        1,532
  Interest and dividends                       265           --          --           --           --
                                           -------     --------     -------     --------     --------
               Total receivables               766        1,009         232          466        1,532
                                           -------     --------     -------     --------     --------

NET ASSETS AVAILABLE FOR PLAN BENEFITS     $58,236     $181,650     $51,006     $133,285     $320,247
                                           =======     ========     =======     ========     ========




                                                                 Non-Participant Directed
                                            ---------------------------------------------------------
                                              Common                    Short               Investment
                                              Stock        Equity       Term     Balanced    Contract
                                              Fund          Fund        Fund       Fund        Fund           Total
                                            --------       ------       ----     --------   ----------      ---------
INVESTMENTS, at fair value (Note 2):
  The Standard Products Company
    Common Share Fund                       $84,918         $--         $--        $--         $--           $142,388
  Vanguard Windsor II                            --          --          --         --          --            180,641
  Vanguard Money Market Reserves -
    Prime Portfolio                              --          --          --         --          --             50,774
  Vanguard STAR Fund                             --          --          --         --          --            132,819
  Vanguard Retirement Savings Trust              --          --          --         --          --            318,715
                                            -------         ---         ---        ---         ---           --------
               Total investments             84,918          --          --         --          --            825,337

RECEIVABLES:
  Employer's contributions                      480          --          --         --          --                480
  Employees' contributions                       --          --          --         --          --              3,740
  Interest and dividends                        387          --          --         --          --                652
                                            -------         ---         ---        ---         ---           --------
               Total receivables                867          --          --         --          --              4,872
                                            -------         ---         ---        ---         ---           --------

NET ASSETS AVAILABLE FOR PLAN BENEFITS      $85,785         $--         $--        $--         $--           $830,209
                                            =======         ===         ===        ===         ===           ========




    The accompanying notes are an integral part of the financial statements.

                          THE STANDARD PRODUCTS COMPANY

               COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN

                (LEXINGTON DIVISION) UAW LOCAL 1681 LEXINGTON, KY

               STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

                               AS OF JUNE 30, 1996




                                                                             Participant Directed
                                                -------------------------------------------------------------------------------
                                                 Common                              Short                           Investment
                                                  Stock           Equity             Term           Balanced          Contract
                                                  Fund             Fund              Fund             Fund              Fund
                                                --------        ----------         --------         --------         ----------
INVESTMENTS, at fair value (Note 2):
  The Standard Products Company
    Common Share Fund                           $48,726          $     --          $    --          $     --          $     --
  Vanguard Windsor II                                --           131,794               --                --                --
  Vanguard Money Market Reserves -
    Prime Portfolio                                  --                --           45,525                --                --
  Vanguard STAR Fund                                 --                --               --           106,535                --
  Vanguard Investment Contract Trust                 --                --               --                --           318,457
                                                -------          --------          -------          --------          --------
               Total investments                 48,726           131,794           45,525           106,535           318,457

RECEIVABLES:
  Employer's contributions                           --                --               --                --                --
  Employees' contributions                          839             2,685            1,085             2,067             6,062
  Interest and dividends                            357                --               --                --                --
                                                -------          --------          -------          --------          --------
               Total receivables                  1,196             2,685            1,085             2,067             6,062
                                                -------          --------          -------          --------          --------

NET ASSETS AVAILABLE FOR PLAN BENEFITS          $49,922          $134,479          $46,610          $108,602          $324,519
                                                =======          ========          =======          ========          ========




                                                                              Non-Participant Directed
                                                -----------------------------------------------------------------------
                                                 Common                         Short                      Investment
                                                 Stock           Equity         Term        Balanced        Contract
                                                 Fund             Fund          Fund          Fund            Fund         Total
                                                -------          ------        -------      --------       ----------    ----------
INVESTMENTS, at fair value (Note 2):
  The Standard Products Company
    Common Share Fund                           $66,506          $   --          $ --          $ --          $    --      $115,232
  Vanguard Windsor II                                --           1,263            --            --               --       133,057
  Vanguard Money Market Reserves -
    Prime Portfolio                                  --              --           490            --               --        46,015
  Vanguard STAR Fund                                 --              --            --           954               --       107,489
  Vanguard Investment Contract Trust                 --              --            --            --            3,234       321,691
                                                -------          ------          ----          ----          -------      --------
               Total investments                 66,506           1,263           490           954            3,234       723,484

RECEIVABLES:
  Employer's contributions                        1,513               7            13            11                7         1,551
  Employees' contributions                           --              --            --            --           12,738
  Interest and dividends                            481              --            --            --               --           838
                                                -------          ------          ----          ----          -------      --------
               Total receivables                  1,994               7            13            11                7        15,127
                                                -------          ------          ----          ----          -------      --------

NET ASSETS AVAILABLE FOR PLAN BENEFITS          $68,500          $1,270          $503          $965          $ 3,241      $738,611
                                                =======          ======          ====          ====          =======      ========



    The accompanying notes are an integral part of the financial statements.

                          THE STANDARD PRODUCTS COMPANY

               COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN

                (LEXINGTON DIVISION) UAW LOCAL 1681 LEXINGTON, KY


         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS

                        FOR THE YEAR ENDED JUNE 30, 1997




                                                                           Participant Directed
                                         -------------------------------------------------------------------------------------
                                           Common                   Short                    Investment     Common
                                           Stock       Equity       Term       Balanced       Contract      Stock    Equity
                                           Fund         Fund        Fund         Fund           Fund        Fund      Fund
                                         --------     ---------   --------     ---------     ---------     -------   -------
ADDITIONS:
  Contributions-
    Employer's                           $     --     $     --    $     --     $      --     $      --     $13,407     $    41
    Employees'                              8,009       21,277       9,298        17,163        52,217          --          --
                                         --------     --------    --------     ---------     ---------     -------     -------
               Total contributions          8,009       21,277       9,298        17,163        52,217      13,407          41
                                         --------     --------    --------     ---------     ---------     -------     -------

  Net unrealized appreciation in
    fair value of investments               2,840       30,669          --        11,648            --       8,173          --
  Realized gains                              312        2,381          --           880            --         469         210
  Interest and dividends                    1,318       11,164       2,671        11,525        20,413       1,935          91
  Inter-divisional transfers in             1,308        2,939          87            19         9,049          --          --
                                         --------     --------    --------     ---------     ---------     -------     -------
               Total additions             13,787       68,430      12,056        41,235        81,679      23,984         342
                                         --------     --------    --------     ---------     ---------     -------     -------

DEDUCTIONS - Benefit payments               1,477       22,007       7,659        12,805        92,818      13,246         122
                                         --------     --------    --------     ---------     ---------     -------     -------
               Total deductions             1,477       22,007       7,659        12,805        92,818      13,246         122
                                         --------     --------    --------     ---------     ---------     -------     -------

INTERFUND TRANSFERS                        (3,996)         748          (1)       (3,747)        6,867       6,547      (1,490)

NET INCREASE                                8,314       47,171       4,396        24,683        (4,272)     17,285      (1,270)
NET ASSETS AT BEGINNING OF YEAR            49,922      134,479      46,610       108,602       324,519      68,500       1,270
                                         --------     --------    --------     ---------     ---------     -------     -------

NET ASSETS AT END OF YEAR                $ 58,236     $181,650    $ 51,006     $ 133,285     $ 320,247     $85,785     $    --
                                         ========     ========    ========     =========     =========     =======     =======



                                                   Non-Participant Directed
                                             -----------------------------------------
                                              Short                      Investment
                                              Term         Balanced       Contract
                                              Fund          Fund            Fund           Total
                                             ------        -------        --------       -------
ADDITIONS:
  Contributions-
    Employer's                                $  28        $    48        $    28        $ 13,552
    Employees'                                   --             --             --         107,964
                                              -----        -------        -------        --------
               Total contributions               28             48             28         121,516
                                              -----        -------        -------        --------

  Net unrealized appreciation in
    fair value of investments                    --             --             --          53,330
  Realized gains                                 --             44             --           4,296
  Interest and dividends                         19             84            144          49,364
  Inter-divisional transfers in                  --             --             --          13,402
                                              -----        -------        -------        --------
               Total additions                   47            176            172         241,908
                                              -----        -------        -------        --------

DEDUCTIONS - Benefit payments                    --             34            142         150,310
                                              -----        -------        -------        --------
               Total deductions                  --             34            142         150,310
                                              -----        -------        -------        --------

INTERFUND TRANSFERS                            (550)        (1,107)        (3,271)             --

NET INCREASE                                   (503)          (965)        (3,241)         91,598

NET ASSETS AT BEGINNING OF YEAR                 503            965          3,241         738,611
                                              -----        -------        -------        --------

NET ASSETS AT END OF YEAR                     $  --        $    --        $    --        $830,209
                                              =====        =======        =======        ========


    The accompanying notes are an integral part of the financial statements.

                          THE STANDARD PRODUCTS COMPANY

               COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN

                (LEXINGTON DIVISION) UAW LOCAL 1681 LEXINGTON, KY


                          NOTES TO FINANCIAL STATEMENTS




(1)  SUMMARY OF PLAN

           General

              The Standard  Products Company  Collectively  Bargained Savings
                and Retirement Plan (Lexington Division) UAW Local 1681 Lexington, KY (the Plan) is a defined contribution plan covering all employees who have one year of service and are covered by the collectively bargained agreement between UAW Local 1681 (the Union) and The Standard Products Company (the Company). The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974.

           Administration
              The Plan is administered  by The  Standard  Products  Collectively
                Bargained Savings and Retirement Plan Committee. The Plan has a trust agreement with the Vanguard Fiduciary Trust Company (the Trustee) to act as trustee and recordkeeper of the Plan's assets.

           Contributions

              Each year, participants  may contribute up to 10 percent of their pretax compensation. The Company contributes 20 percent of the first 4 percent of base compensation that the participant contributes to the Plan. All employer matching contributions are invested in the Company Common Stock Fund.

           Participant Accounts

              Each  participant's  account is  credited  with the  participant's contributions, their allocation of the Company's contributions and the earnings of their investment funds.

           Vesting

              The participants are immediately vested in their contributions and the Company's contributions plus actual earnings thereon.

           Investment Options

              Upon  enrollment in the Plan, a  participant  may direct  employee contributions in 10 percent increments to any of six investment options.

              Company  Common  Stock Fund - This fund invests in common stock of
                The Standard Products Company.

                 Equity Fund - This fund invests in the Vanguard Windsor II Fund which consists of investments in a diversified group of out-of-favor stocks of large-capitalization companies.

                 Index Fund - This fund invests in the Vanguard Index Trust-500 Portfolio which consists of investments in all of the 500 stocks that make up the Standard & Poor's 500 Composite Stock Price Index.

                 Short Term Investment Fund - This fund invests in the Vanguard Money Market Reserves-Prime Portfolio which consists of investments in short-term, high-quality money market instruments.

                 Balanced Fund - This fund invests in the Vanguard STAR Fund which consists of investments in nine Vanguard funds: six stock funds, two bond funds, and one money market fund.

                 Investment Contract Fund - This fund invests in the Vanguard Retirement Savings Trust which consists of investment contracts backed by financial institutions or by high-quality bonds and bond mutual funds owned by the Trust. Prior to April 30, 1997, this fund was known as the Vanguard Investment Contract Trust.

           Payment of Benefits

              In the event of retirement, death, termination, permanent
                 disability or other separation from service, participants shall be entitled to receive an amount equal to the value of the vested interest in their accounts. Payment of benefits may be taken in a lump sum cash distribution or in various annuity options.

(2)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

           Basis of Accounting

              The accompanying financial statements are prepared on the accrual basis of accounting.

           Investments

              Theaccompanying statements of net assets available for plan benefits reflect the Plan's investments at their fair market values as of June 30, 1997 and 1996. Net change in realized and unrealized appreciation and depreciation of investments is reflected as an adjustment of the Plan's equity balance in the accompanying statement of changes in net assets available for plan benefits. A summary of the Plan's investments at June 30, 1997, is presented in Schedule I.

              Purchases and sales of securities are recorded on a trade-date basis. Interest income is recognized when earned. Dividends are recorded on the ex-dividend date.

           Administrative Expenses

              The Company pays the administrative expenses of the Plan,
                 including any expenses and fees of the Trustee.

           Use of Estimates

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(3)    FEDERAL INCOME TAXES

              The Internal Revenue Service (IRS) has determined and informed the
                 Company by a letter dated February 7, 1997, that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code (IRC). The Plan has been amended since receiving the determination letter. However, the Plan administrator believes that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC.


(4)    RELATED-PARTY TRANSACTIONS

              Certain Plan investments are shares of mutual funds managed by the trustee. There have been no known prohibited transactions with a party-in-interest.

(5)    RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500

              The following is a reconciliation of net assets available for benefits according to the financial statements to Form 5500:

                                                         June 30,
                                                   -------------------
                                                     1997         1996
                                                   --------    --------
Net assets available for benefits per the
  financial statements                             $830,209    $738,611
Amounts allocated to withdrawing participants       214,886          --
                                                   --------    --------
Net assets available for benefits per Form 5500    $615,323    $738,611
                                                   ========    ========



       The following is a reconciliation of benefits paid to participants according to the financial statements to Form 5500:


                                                      Year Ended
                                                     June 30, 1997
                                                     -------------
Benefits paid to participants per the financial
  Statements                                           $150,310
Add- Amounts allocated to withdrawing participants
  at June 30, 1997                                      214,886
Less- Amounts allocated to withdrawing participants
  at June 30, 1996                                           --

                                                       --------
Benefits paid to participants per Form 5500            $365,196
                                                       ========

              Amounts allocated to withdrawing participants are recorded on Form
                 5500 for benefit claims that have been processed and approved for payment prior to June 30 but not yet paid as of that date.

(6)  PLAN TERMINATION

              Effective February 15, 1997 the Company entered into a termination agreement with the Union to cease operations at the Lexington division. The plant was closed in August, 1997. Following the plant closing, the Company intends to terminate the Plan, and upon receipt of the IRS determination that the Plan remains qualified upon termination, the Company will distribute all remaining account balances to those participants who have not previously received distribution of their account balances.

                                                                      SCHEDULE I

                          THE STANDARD PRODUCTS COMPANY

               COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN

                (LEXINGTON DIVISION) UAW LOCAL 1681 LEXINGTON, KY

                           EIN: 34-0549970 - PLAN: 015

           ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

                               AS OF JUNE 30, 1997



 Shares/
Par Value                    Description                         Cost        Market
---------                    -----------                         ----        ------
 10,477    *The Standard Products Company Common Share Fund    $109,541    $142,388

  6,552    *Vanguard Windsor II                                 142,649     180,641

 50,774    *Vanguard Money Market Reserves-Prime Portfolio       50,774      50,774

  7,664    *Vanguard STAR Fund                                  118,680     132,819

318,715    *Vanguard Retirement Savings Trust                   318,715     318,715
                                                               --------    --------

               Total                                           $740,359    $825,337
                                                               ========    ========


                         *Represents a party-in-interest

          The accompanying notes are an integral part of this schedule.

                                                                     SCHEDULE II

                       THE STANDARD PRODUCTS COMPANY

               COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN

                (LEXINGTON DIVISION) UAW LOCAL 1681 LEXINGTON, KY

                           EIN: 34-0549970 - PLAN: 015

                 Item 27d - SCHEDULE OF REPORTABLE TRANSACTIONS

                        FOR THE YEAR ENDED JUNE 30, 1997



During the year ended June 30, 1997, the Plan had the following "reportable transactions", as defined, involving an amount in excess of 5% of the net assets available for plan benefits at the beginning of the year, July 1, 1996:

                                             Purchases                                               Sales
                         -------------------------------------------------   --------------------------------------------------
                                                                 Current
                                                                Value on
                           Number of     Shares/   Historical  Transaction    Number of     Shares/                 Historical
      Description        Transactions  Par Value     Cost         Date       Transactions  Par Value      Proceeds     Cost
      -----------        ------------  ---------  ----------   -----------   ------------  ---------      --------  ----------
*The Standard Products
Company Common Share Fund    16           2,586    $32,774      $32,774          16          1,429        $18,720    $14,907

*Vanguard Windsor II         15           1,611     39,038       39,038           7          1,107         27,655     23,278

*Vanguard STAR Fund          14           1,878     30,435       30,435          10          1,066         17,695     16,360

*Vanguard Retirement
Savings Trust                36          85,238     85,238       85,238          14         97,263         97,263     97,263


                                  Sales
                         ----------------------
                          Current
                          Value on
                         Transaction
      Description           Date           Gain
      -----------        ----------       -----
*The Standard Products
Company Common Share Fund $18,720        $3,813

*Vanguard Windsor II       27,655         4,377

*Vanguard STAR Fund        17,695         1,335

*Vanguard Retirement
Savings Trust              97,263            --




                         *Represents a party-in-interest

          The accompanying notes are an integral part of this schedule.